UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2012

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 10, 2012, Depomed, Inc. (the “Company”) filed a lawsuit in the United States District Court for the District of New Jersey against Impax Laboratories, Inc. (“Impax”) and Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc. (collectively, “Par”) for infringement of U.S. Patent Nos. 6,340,475; 6,635,280; 6,488,962; 6,723,340; 7,731,989; and 7,438,927 (collectively, the “Gralise Orange Book Patents”).  The lawsuit is in response to an Abbreviated New Drug Application (an “ANDA”) filed by each of Impax and Par to market generic versions of the Company’s GraliseTM (gabapentin) product prior to expiration of the Gralise Orange Book Patents.

Each of the Gralise Orange Book Patents is owned by the Company and is listed in the Patent and Exclusivity Information Addendum of the FDA’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book) for Gralise.  U.S. Patent Nos. 6,340,475 and 6,635,280 will expire in 2016, U.S. Patent No. 6,488,962 will expire in 2020, U.S. Patent No. 6,723,340 will expire in 2021, U.S. Patent No. 7,731,989 will expire in 2022, and U.S. Patent No 7,438,927 will expire in 2024.

The Company has commenced the lawsuit within the 45-day period required to automatically stay, or bar, the FDA from approving each of the ANDAs for 30 months or until a district court decision that is adverse to the patents, whichever may occur earlier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: April 11, 2012	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel